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PROSPECTUS SUPPLEMENT TO
PROSPECTUS DATED OCTOBER 24, 2000


                                              Filed Pursuant to Rule 424(b)(3)
                                          Registration Statement No. 333-47772


                              QWEST CORPORATION
                   (formerly U S WEST Communications, Inc.)



                   OFFER TO EXCHANGE ALL OF OUR OUTSTANDING
  $1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF 7 5/8% NOTES DUE JUNE 9, 2003
                                      FOR
  $1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF 7 5/8% NOTES DUE JUNE 9, 2003
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


    The expiration date for the exchange offer was referenced in the Prospectus as November 23, 2000. As November 23, 2000 is not a business day, this is to clarify that the exchange offer will be held open until and expire at 5:00 p.m., New York City time, on November 24, 2000, or such later date to which we extend it, and tender of the 7 5/8% Notes may be withdrawn until 5:00 p.m., New York City time, on November 24, 2000, or such later date to which we extend the exchange offer. Please refer to the Prospectus dated October 24, 2000 for the terms and conditions of the exchange offer.



The date of this prospectus supplement is October 27, 2000